SETTLEMENT AGREEMENT

This Settlement Agreement is made by and between Patriot Scientific Corporation, Russell H. Fish III, and Robert C. Anderson, as the trustee of the Fish Family Trust.

RECITALS

WHEREAS, Russell H. Fish III and Robert C. Anderson, as the trustee of the Fish Family Trust, have filed suit against Patriot Scientific Corporation, titled *Russell H. Fish III and Robert C. Anderson, as trustee of the Fish Family Trust v. Patriot Scientific Corporation*, pending in the U.S. District Court for the Northern District of Texas, Dallas Division, Civil Action No. 3:06-CV-0815-K, and Patriot Scientific Corporation has asserted counterclaims against the plaintiffs in that suit (hereafter, the "Fish Lawsuit");

WHEREAS, Patriot Scientific Corporation has filed suit against Fish and the Fish Family Trust, currently titled "*Patriot Scientific Corporation v. Russell H. Fish III and Robert C. Anderson, as trustee of the Fish Family Trust*," pending in the U.S. District Court for the Northern District of Texas, Dallas Division, Civil Action No. 3:06-CV-1203-K, and Russell H. Fish III and the Fish Family Trust have asserted counterclaims against Patriot Scientific Corporation in that suit (hereafter, the "PSC Lawsuit"), which has been consolidated with the Fish Lawsuit;

WHEREAS, Patriot Scientific Corporation, Russell H. Fish III, and the Fish Family Trust desire to settle, resolve, and compromise any and all disputes between them;

WHEREAS, the Parties participated in a mediation of the disputes between them on December 12, 2007;

NOW, THEREFORE, in consideration of the foregoing recitals and in consideration of the warranties, releases, covenants and other promises contained herein, and for other good and

valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned parties agree and have agreed as follows:

DEFINITIONS

1.1 "Fish" means Russell H. Fish III, an individual residing in Texas, together with his successors and assigns.

1.2 "FFT" means the Fish Family Trust, a trust formed under the laws of the State of Texas, and Robert C. Anderson, in his capacity as the trustee of the Fish Family Trust, together with their respective predecessors, successors, and assigns.

1.3 "PSC" means Patriot Scientific Corporation, a Delaware corporation located at 6183 Paseo Del Norte, Suite 180, Carlsbad, California, 92011, together with its affiliates, subsidiaries, predecessors, successors, assigns, officers, employees, and directors.

1.4 "Parties" means PSC, Fish, and FFT, collectively.

1.5 "Fish Parties" means Fish and FFT, collectively.

1.6 "Agreement" means this Settlement Agreement between the Parties.

1.7 "Patents" means U.S. Patent Nos. 5,440,749; 5,659,703; 5,784,584; 5,809,336; 6,598,148; 5,530,890; 5,604,915; and any related U.S. and foreign patents or patent applications claiming priority thereto.

1.8 "Patent Licensing Entities" means PSC, Phoenix Digital Solutions, TPL, Technology Properties Ltd., Alliacense, and any of their assigns and successors in interest to any rights in the Patents.

1.9 "Proceeds" means the gross proceeds of any payment to the Patent Licensing Entities (whether in kind or otherwise) relating to the Patents, whether in satisfaction of a judgment, in settlement of litigation, for a license or covenant not to sue, or otherwise relating to a resolution of any threat or claim of infringement of any of the Patents, without deduction for any

attorneys' fees, expenses, commissions, court costs, or other expenses ("expenses") relating to any effort by any Patent License Entity to license, litigate, or otherwise enforce any of the Patents.

1.10 The "Effective Date of this Agreement" is deemed to be and means the date upon which the Agreement is executed by the Parties or the later date if the Agreement is executed on different dates by each of the Parties.

ARTICLE 2: CASH PAYMENT

2.1 PSC shall pay to the Fish Parties the sum of Six Million Four Hundred Thousand dollars ($6,400,000 US) in the following manner: Three Million Four Hundred Thousand dollars ($3,400,000 US) immediately upon execution of this Agreement, and an additional Three Million dollars ($3,000,000 US) paid no later than May 1, 2007. Each payment shall be made by wire transfer on or before the applicable deadline to the following bank account:

Chase Bank Account Number: 669868614
Routing Number: 111000614
Account Holder: FH Technology, Ltd.
Taxpayer identification no. [confidential]

2.1.a. In the event that PSC fails to wire the payment of Three Million Four Hundred Thousand Dollars ($3,400,000 US) within twenty-four (24) hours after the Effective Date of this Agreement, this Agreement shall be rendered null and void ab initio and any late-wired funds under this paragraph returned.

2.1.b. In the event that PSC makes the first payment of $3,400,000 as provided in Article 2.1 above, but fails to wire the second payment of Three Million dollars ($3,000,000 US) on or before May 1, 2007 as provided in Article 2.1, PSC shall be provided written notice and have forty-eight (48) hours to cure its breach and make the required second payment. If PSC fails to cure the breach within the 48-hour cure period, the Fish Parties shall be entitled to

immediately file an application for entry of a consent judgment attached hereto as Exhibit A on as short notice as the Court will permit.

ARTICLE 3: ROYALTY PAYMENTS

3.1 PSC shall pay to the Fish Parties a total of Four Percent (4.0%) of one-half (1/2) of the gross amount of any Proceeds resulting from any licenses or transfers of any rights in any of the Patents by or through any of the Patent Licensing Entities, on the following terms:

3.1.a. The Four Percent (4.0%) royalty shall be divided and paid as follows: 3.83% to Fish and 0.17% to FFT;

3.1.b. The first Twenty Million Dollars ($20,000,000 US) of the gross amount of Proceeds received by the Patent Licensing Entities on or after December 12, 2006, shall not be subject to any royalty obligation owing to the Fish Parties (the "Exempt Portion"); provided that Proceeds from the December 8, 2006 patent license agreement entered into by TPL and Lexmark relating to one or more of the Patents shall be included in the calculation of the gross amount of Proceeds to satisfy the Exempt Portion under this subparagraph;

3.1.c. During the time period beginning January 1, 2007 and continuing until the total gross amount of Proceeds received by the Patent Licensing Entities reaches Twenty Million Dollars ($20,000,000 US), PSC shall provide a monthly statement to each of the Fish Parties identifying as disclosed to PSC: (i) the Patent license agreements and/or other Proceeds generating agreements entered into during the previous month by any of the Patent Licensing Entities, (ii) the gross revenues paid by the licensee under each license agreement or Proceeds generating agreement, and (iii) the gross revenues owed under each such license or Proceeds generating agreement to any and all of the Patent Licensing Entities;

3.1.d. Immediately after the total gross amount of Proceeds received by the Patent Licensing Entities reaches Twenty Million Dollars ($20,000,000 US), the Four Percent

(4%) royalty owed to the Fish Parties under Article 3.1 shall be payable on the next One Hundred Million Dollars ($100,000,000 US) of Proceeds;

3.1.e. The Four Percent (4%) royalty obligation owed to the Fish Parties under Article 3.1 shall terminate at such time as a total of Two Million Dollars ($2,000,000 US) in such royalties has been paid to the Fish Parties;

3.1.f. All royalties owed to the Fish Parties shall be paid on a monthly basis, where the royalty amount accrued during the prior month shall be paid within thirty (30) days after the last day of the month in which Proceeds have been paid to PSC. PSC shall use its best efforts to obtain prompt payment of all Proceeds from the other Patent Licensing Entities. Together with each royalty payment, PSC shall provide a monthly statement to each of the Fish Parties on a confidential basis identifying as disclosed to PSC: (i) the Patent license agreements and/or other Proceeds generating agreements entered into during the previous month by any of the Patent Licensing Entities, (ii) the gross revenues paid by the licensee under each license agreement or Proceeds generating agreement, (iii) the gross revenues owed under each such license or Proceeds generating agreement to any and all of the Patent Licensing Entities, and (iv) the amounts owed and paid to the Fish Parties. The statements shall remain confidential and treated as Attorneys' Eyes Only ("AEO") materials under the provisions of the protective order ("Order") in place in the Fish Lawsuit; provided that (1) the Fish Parties shall be entitled to see and retain copies of the royalty statements, (2) disclosure of the statements in response to subpoena or compulsory legal process or as otherwise required by law shall not violate this provision, and (3) the information in subparagraph 3.1.f(iv) may be disclosed to the Fish Parties' financial and tax advisors.

3.1.g. PSC represents that its share of the gross proceeds is 50% of the Proceeds (as defined above), less certain expenses relating to licensing and enforcement of the Patents. Royalties due to the Fish Parties hereunder shall be based upon the Proceeds, without deduction for any expenses incurred by or otherwise allocated to PSC or any other entity; and

3.1.h. For the time period beginning January 1, 2006 through and including the date upon which the royalty obligation to the Fish Parties is fully paid, PSC shall use its best efforts to provide to Counsel for the Fish Parties copies of each and every license agreement entered into by the Patent Licensing Entities relating to the Patents. The Fish Parties shall keep the copies of the Patent license agreements confidential as provided under the AEO provisions of the Order in place in the Fish Lawsuit, provided that counsel for the Fish Parties will be entitled to communicate to the Fish Parties a summary of license terms, including the parties to the license, the license date, the license payments, and payment dates. Counsel for the Fish Parties shall be entitled to retain copies of such license agreements for a period of sixty (60) days after receipt of such license from PSC. Counsel for the Fish Parties shall destroy copies of such license agreements after the 60-day retention period, provided that copies of licenses produced by PSC prior to the Effective Date of this Agreement shall be destroyed within sixty (60) days after the Effective Date of this Agreement.

3.2 Audit Rights. The Fish Parties shall have the right to audit PSC's records, including license agreements, to verify compliance with PSC's obligations under this Agreement. PSC shall keep records relating to the licensing of the Patents and revenues paid under such licenses. PSC shall use its best efforts to obtain and keep records from the Patent Licensing Entities, including but not limited to Phoenix Digital Solutions, relating to the licensing of the Patents and revenues paid under such licenses. The Fish Parties may, upon reasonable prior,

written notice (which shall be at least fifteen (15) days in advance), audit these records in order to verify compliance under this Agreement in a manner that does not interfere with auditing by PSC's outside Auditors. All of the information contained in PSC's records shall be kept confidential except to the extent necessary to permit enforcement of the Fish Parties' rights hereunder, and the Fish Parties agree that such information inspected on behalf of the Fish Parties hereunder shall be used only for the purposes of determining PSC's compliance with its obligations under this Agreement and, to the extent necessary, to enforce the Fish Parties' rights hereunder. PSC shall be responsible for all reasonable documented costs incurred by the Fish Parties' to conduct such an examination should an underpayment of five (5%) percent or greater be discovered, provided that such underpayment is at least five thousand dollars ($5,000 US). The audit materials shall be subject to the AEO provisions of the Order in the Fish lawsuit, provided that any independent auditors hired by the Fish Parties shall be entitled to examine the audit materials so long as the auditors have agreed to the AEO provisions of the Order with regard to such materials.

ARTICLE 4: CHARITABLE DONATION

4.1 Donation. On or before February 15, 2007, PSC shall pay the sum of Fifteen Thousand Dollars ($15,000 US) as a donation in the name of Russell H. Fish III to the following charity organization:

Maasai Power and Education Project Inc.
Attn: Patrick O'Sullivan
2362 Newhall St.
San Jose, CA 85128
Tel: (408) 249-0200
Email: patrick@buildafricanschools.org
Taxpayer identification no. 20-3576079.

PSC shall provide documentation to the Fish Parties evidencing the donation within thirty (30) days after such donation.

ARTICLE 5: MISCELLANEOUS

5.1 Interest. Any late payment by PSC of any amounts due under this Agreement shall accrue interest at ten percent (10%) per annum, provided however that in no event shall the interest be greater that the maximum permitted by law.

5.2 PSC warrants and represents that, as of the Effective Date, it has disclosed to the Fish Parties all licenses by and compensation to the Patent Licensing Entities relating to the Patents disclosed to PSC by the Patent Licensing Entities or their representatives.

5.3 Stay and Dismissal. Within thirty (30) calendar days after receipt by the Fish Parties of all of the monetary payments set forth in Article 2, the Parties shall file the necessary documents with the Court in the Fish Lawsuit and PSC Lawsuit to dismiss, with prejudice, any and all claims and counterclaims that were asserted or could have been asserted in the Fish Lawsuit and the PSC Lawsuit. Counsel of record for the Parties shall arrange to sign these dismissal papers in sufficient time to permit them to be filed within the time specified herein. Within thirty (30) days of the Effective Date of this Agreement, the Parties agree to file a joint motion with the Court in Fish Lawsuit and PSC Lawsuit requesting that the Court extend all deadlines in the Lawsuits by at least ninety (90) days.

5.4 The Fish Parties consent to Willis Higgins, Esq.'s consulting with PSC and the other Patent Licensing Entities with respect to the Patents. The Fish Parties' consent to Mr. Higgins' consultation with PSC and the other Patent Licensing Entities is only given on behalf of themselves, respectively, and no other persons or entities. Fish's and FFT's consent shall not be construed as a waiver of Fish's attorney-client communication privilege between Fish and Mr. Higgins, except with respect to those documents previously provided to PSC under the July 27, 2004 Agreement. PSC acknowledges that it may need the independent consent or approval of Charles Moore (a named inventor in the Patents) with regard to such consultation by Mr. Higgins.

5.5 The Fish Parties agree that they will not discuss the Patents voluntarily with third parties, except in response to a subpoena, court order or other legal compulsory process or as otherwise may be required by law. The Parties agree that the following shall not violate this Article 5.5: (a) any communications between the Fish Parties and their respective legal counsel about the Patents; (b) statements by the Fish Parties acknowledging the existence of the Patents; (c) statements by Fish regarding his status as a named inventor of the claimed inventions in the Patents; (d) statements by Fish or his legal counsel regarding the subject matter of the Patents in connection with the prosecution of any currently pending or future patent applications. The obligations in this Article 5.5 shall be extinguished upon the earlier of: (a) the Patents expire or are no longer in force; (b) PSC breaches this Agreement; or (c) PSC fails to pay royalties to the Fish Parties for Proceeds received by one or more of the Patent Licensing Entities within 120 days after receipt of such Proceeds by such Patent Licensing Entity, regardless of whether PSC has received its share of such Proceeds.

5.6 (a) Each of Fish and FFT hereby waive, release, and forever discharge PSC, and its officers, directors, subsidiaries, affiliates, agents, and its successors and assigns from any and all claims, counterclaims, demands, actions, suits, causes of action, damages, costs, obligations, liabilities and expenses of every kind or nature, known or unknown, foreseen or unforeseen, suspected or unsuspected, fixed or contingent, which they now have, ever had or ever will have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the Effective Date arising out of or relating directly or indirectly to any circumstances or state of facts pertaining to any agreements between the Fish Parties and PSC, except for those contractual obligations of the parties expressly set forth in this Agreement.

(b) Each of Fish and FFT hereby waive, release, and forever discharge the Patent Licensing Entities (except PSC) with respect to any claims, demands, causes of action, liabilities and obligations of every kind or nature, known or unknown, foreseen or unforeseen, suspected or unsuspected, fixed or contingent, which they now have, or ever will have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the Effective Date, for which PSC would have an obligation to indemnify any of the Patent Licensing Entities under the provisions of paragraphs 9.1(c) or 9.1(d) of the Master Agreement dated June 7, 2005, as reflected on page 22 of that document (PTSC00208); provided that: (1) this waiver, release and discharge shall not apply to any actions by the Patent Licensing Entities constituting interference with PSC's performance of its contractual obligations under this Settlement Agreement; and (2) in the event one or more of the Patent Licensing Entities assert any claims based upon or arising out of a January 3, 1989 agreement between PTA, Inc. and Charles Moore, this waiver, release, and discharge shall not apply to any claims that Fish and/or FFT may appropriately assert as counterclaims in response to any claims asserted by one or more of the Patent Licensing Entities based upon or arising out of the January 3, 1989 agreement between PTA, Inc. and Charles Moore.

5.7 PSC hereby waives, releases, and forever discharges Fish and FFT and their past and present trustees, affiliates, agents, and their successors and assigns from any and all claims, counterclaims, demands, actions, suits, causes of action, damages, costs, obligations, liabilities and expenses of every kind or nature, known or unknown, foreseen or unforeseen, suspected or unsuspected, fixed or contingent, which it now has, ever had or ever will have for, upon, or by reason of any matter, cause or thing whatsoever from the beginning of the world to the Effective Date arising out of or relating directly or indirectly to any circumstances or state of facts

pertaining to any agreements between the Fish Parties and PSC, except for those contractual obligations of the parties expressly set forth in this Agreement.

5.8 The Parties agree and acknowledge that the July 27, 2004 agreement and the April 24, 2003 agreement between the Parties (that are disputed by PSC and the subject of the Fish Lawsuit and PSC Lawsuit) are hereby terminated, rendered null and void, and of no effect.

5.9 Unless otherwise provided in this Agreement, all notices, requests and other communications under this Agreement must be in writing and will be deemed to have been duly given if delivered personally, or sent by either certified or registered mail, return receipt requested, postage prepaid, by overnight courier guaranteeing next day delivery or by facsimile (with written confirmation by the sender), and when required under this Agreement also by electronic mail, addressed as follows:

(a) If to Fish:

Russell H. Fish III
5400 Preston Oaks Rd., Apt. 1112
Dallas, Texas 75254
rhfish@viametrix.com

with a copy to:
J. Pat Heptig
Morgan, Lewis & Bockius, LLP
1717 Main St., Suite 3200
Dallas, Texas 75202
Fax (214) 466-4001
pheptig@morganlewis.com

or at such other address or facsimile number as Fish may have advised PSC in writing; and

(b) If to FFT:

Robert C. Anderson
Trustee of the Fish Family Trust
5609 Fort Benton Drive
Austin, Texas 78735
rander41@austin.rr.com

with a copy to:
J. Pat Heptig
Morgan, Lewis & Bockius, LLP
1717 Main St., Suite 3200
Dallas, Texas 75202
Fax (214) 466-4001
pheptig@morganlewis.com

or at such other address or facsimile number as FFT may have advised PSC in writing; and

(c) If to PSC:

David Pohl
President
Patriot Scientific Corporation
6183 Paseo Del Norte, Suite 180
Carlsbad, California 92011
Fax (760) 547-2705
dpohl@ptsc.com

with a copy to:
Charles T. Hoge
Kirby Noonan Lance & Hoge, LLP
600 West Broadway, Suite 1100
San Diego, California 92101
Fax (619) 231-9593
choge@knlh.com

or at such other address or facsimile number as PSC may have advised Fish and FFT in writing.

All such notices, requests and other communications shall be deemed to have been received on the date of delivery thereof (if delivered personally), on the date actually received (if mailed or sent via electronic mail), on the next day after the sending thereof (if by overnight courier) and when receipt is confirmed as provided above (if sent via facsimile).

5.10 The Parties agree that this Agreement constitutes a good-faith settlement of the PSC Lawsuit and Fish Lawsuit and acknowledge that this Agreement is entered into freely and voluntarily.

5.11 With the exception of any alleged breach of the obligations under Article 2, the Parties agree to informal, non-binding mediation of any disputes arising out of or relating to this Agreement, as follows.

5.11.a. In the event a party believes that the other party has failed to comply with its obligations under this Agreement, that first party shall give the other party notice of particulars of the failure it believes has occurred. The other party shall then have a ten (10) day opportunity to cure such alleged failure. If the alleged failure has not been cured to the satisfaction of the first party, the parties agree to informal, non-binding mediation to be conducted on an expedited basis within forty-five (45) days after the initial notice of alleged breach. The mediation shall take place in Dallas, Texas, unless otherwise agreed by the parties. The parties covenant that they will participate in the mediation in good faith, and that the costs of such mediation shall be split as follows: 50% to PSC and 50% collectively to Fish and/or FFT.

5.11.b. The parties agree that none of them may commence a civil action with respect to the matters submitted to mediation under this Article 5.11 until after the completion of the initial mediation session, or sixty (60) days after the initial notice of alleged breach, whichever occurs first; *provided, however*, that a party may commence a civil action as necessary to preserve a party's claims or rights in view of a statute of limitations or other time-related bar or limitation.

5.12 To the extent that California law is found or asserted to apply or relate in any way to this Agreement, THE PARTIES EXPRESSLY WAIVE THE BENEFITS OF SECTION 1542 OF THE CALIFORNIA CIVIL CODE (AND SIMILAR STATUTES) WHICH PROVIDES:

> "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

5.13 The Parties agree and stipulate that they have reviewed this Agreement, and that each of them has received independent legal advice from their respective attorneys as to the effect and import of its provisions. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived. The Parties further agree that this Agreement is being entered into for the express purpose and intention of making and entering into a full and final compromise and settlement of all matters asserted in the PSC Lawsuit and Fish Lawsuit.

5.14 PSC warrants and represents that there has been no assignment, sale, or transfer, by operation of law or otherwise, of any claims, right, or interest released herein by PSC. The Fish Parties likewise warrant and represent that there has been no assignment, sale, or transfer, by operation of law or otherwise, of any claims, right, or interest released herein by the Fish Parties.

5.15 This Agreement shall in no event be construed as or deemed to be evidence of any admission or concession on the part of any of the Parties of any right, claim, fault, liability, or damages whatsoever. The Parties each deny any and all wrongdoing of any kind whatsoever relating to the matters raised in the Lawsuits and do not concede any infirmity in the claims or defenses that each has asserted or might have asserted therein. The Parties have reached the Agreement reflected herein solely in order to avoid further expenses, inconvenience, and delay and to dispose of the expense and burden associated with the Lawsuits.

5.16 This Agreement constitutes the sole and entire agreement between PSC, Fish, and FFT, and supersedes all prior agreements, negotiations, and communications between the Parties with respect to the subject matter of this Agreement. Each Party acknowledges that, in entering into this Agreement, it is not relying upon any representations or warranties other than the terms and provisions expressly set forth in this Agreement. It is expressly understood and agreed that this Agreement may not be altered, amended, waived, modified, or otherwise changed in any respect or particular whatsoever except upon the execution and delivery of a written agreement executed by authorized representatives of all of the Parties.

5.17 Any of the terms or conditions of this Agreement that may be lawfully waived may be waived in writing at any time by each party that is entitled to the benefits thereof. No waiver of any provision of this Agreement, nor consent to any departure therefrom, will be effective unless the same shall be in writing and signed on behalf of such party, and then such waiver or consent will be effective only in the specific instance and for the specific purpose for which given. No failure on the part of a party hereto to exercise, and no delay in exercising, any right hereunder will operate as a waiver thereof, nor will any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

5.18 Except as expressly provided in Article 2.1.a., the Parties hereby stipulate that this Agreement is enforceable and not subject to revocation or rescission. Should any provision of this Agreement be held invalid or illegal, such invalidity or illegality shall not invalidate the whole of this Agreement, but rather, the Agreement shall be construed as if it did not contain the invalid or illegal part, and the rights and obligations of the Parties shall be construed and enforced accordingly.

5.19 The parties have participated jointly in the negotiation and drafting of this Agreement. No law or rule relating to the construction or interpretation of contracts against the drafter of any particular clause should be applied with respect to this Agreement.

5.20 The Parties each represent and warrant that, as of the Effective Date of this Agreement, they have all requisite power and authority to enter into this Agreement and to perform all of their respective obligations hereunder.

5.21 This Agreement, and the rights and obligations of the parties hereto, shall be governed by and construed and enforced in accordance with the laws of the State of Texas, without regard to its conflicts of laws principles.

5.22 In any action to enforce the terms of this Agreement, including any action to recover damages for any violations herein, the prevailing party shall be entitled to recover its reasonable attorneys' fees and disbursements in addition to costs of suit. Any action or proceeding arising out of or relating to this Agreement shall be brought exclusively in the state or federal courts located in Dallas County, Texas. The Parties hereby expressly consent to and agree that (i) the state and/or federal courts located in Dallas County, Texas may properly exercise personal jurisdiction over each and all of them in connection with any action arising out of or relating to this Agreement, and (ii) they waive any objection they may have now or hereafter to the venue of any suit brought in Dallas County, Texas pursuant to this Agreement. The Parties further agree that the United States District Court for the Northern District of Texas, Dallas Division shall retain jurisdiction over each of the Parties and the subject matter of this Agreement in order to enforce the terms of this Agreement.

5.23 This Agreement is binding upon and shall inure to the benefit of the Parties and each of their respective transferees, affiliates, divisions, entities, related entities, subsidiaries,

parent corporations, heirs, assignees and successors. PSC may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Fish Parties. The Fish Parties may not assign their rights or obligations hereunder, provided that the Fish Parties may use such rights as collateral for loans. Any purported assignment in violation of this Article shall be null and void. Any assignment or transfer of (i) PSC's rights in the Patents or (ii) all or substantially all of PSC's assets, shall also assign or transfer PSC's obligations under this Agreement.

5.24 This Agreement may be executed in multiple counterparts. All such counterparts, when so executed, shall be deemed to constitute one final agreement as if one document had been signed by all Parties to this Agreement. Each such counterpart, upon execution and delivery of all counterparts, shall be deemed to be a complete and original of this Agreement. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the Party or Parties whose signature(s) appear thereon.

IN WITNESS WHEREOF, this Settlement Agreement is executed as of the date and year indicated below.

For Patriot Scientific Corporation

By: ____
David Pohl
President and Chief Executive Office

Date: ________________________________

For Russell H. Fish III

By: ____

Date: ________________________________

parent corporations, heirs, assignees and successors. PSC may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Fish Parties. The Fish Parties may not assign their rights or obligations hereunder, provided that the Fish Parties may use such rights as collateral for loans. Any purported assignment in violation of this Article shall be null and void. Any assignment or transfer of (i) PSC's rights in the Patents or (ii) all or substantially all of PSC's assets, shall also assign or transfer PSC's obligations under this Agreement.

5.24 This Agreement may be executed in multiple counterparts. All such counterparts, when so executed, shall be deemed to constitute one final agreement as if one document had been signed by all Parties to this Agreement. Each such counterpart, upon execution and delivery of all counterparts, shall be deemed to be a complete and original of this Agreement. A telecopy or facsimile transmission of a signed counterpart of this Agreement shall be sufficient to bind the Party or Parties whose signature(s) appear thereon.

IN WITNESS WHEREOF, this Settlement Agreement is executed as of the date and year indicated below.

For Patriot Scientific Corporation

By: ______________________________
David Pohl
President and Chief Executive Office

Date: ______________________________

For Russell H. Fish III

By: [signature]

Date: 2/13/07

For the Fish Family Trust

By: Robert C. Anderson TTE

Robert C. Anderson
Trustee of the Fish Family Trust

Date: 2-13-07

EXHIBIT A

IN THE UNITED STATES DISTRICT COURT
FOR THE NORTHERN DISTRICT OF TEXAS
DALLAS DIVISION

RUSSELL H. FISH, III and ROBERT ANDERSON, as Trustee of the Fish Family Trust,	)	
Plaintiffs,	)	CASE NO. 3:06-CV-0815-K
v.	)	(consolidated with Case No. 3:06-CV-1203-K)
PATRIOT SCIENTIFIC CORPORATION, a Delaware corporation,	)	ECF
Defendant.	)	JURY TRIAL DEMANDED

STIPULATION TO ENTRY OF CONSENT JUDGMENT ON DEFAULT

The Court, with the agreement of the Plaintiffs Russell H. Fish III and Robert C. Anderson, as trustee of the Fish Family Trust, (collectively the "Fish Parties") and Defendant Patriot Scientific Corporation ("PSC"), as evidenced by their signatures below, hereby enters this STIPULATION TO ENTRY OF CONSENT JUDGMENT ON DEFAULT, which is intended to ensure PSC's performance of the Settlement Agreement between the Fish Parties and PSC attached hereto. The terms of the Settlement Agreement control, and generally provide as follows:

1. On or before May 1, 2007, PSC shall pay the sum of Three Million Dollars ($3,000,000.00 US) to the Fish Parties, along with any pre-judgment interest at a rate of 10% per annum (calculated from the due date for such payment) and post-judgment interest allowed by law;

2. PSC shall pay to the Fish Parties a royalty of Four Percent (4.0%) of one-half (1/2) of the gross amount of any Proceeds resulting from any licenses or transfers of any rights in any of U.S. Patent Nos. 5,440,749; 5,659,703; 5,784,584; 5,809,336; 6,598,148; 5,530,890; 5,604,915; and any related U.S. and foreign patents or patent applications claiming priority thereto (hereafter the "Patents") by or through any of PSC, Phoenix Digital Solutions, TPL, Technology Properties Ltd., Alliacense, and any of their assigns and successors in interest to any rights in the Patents (collectively the "Patent Licensing Entities"), until the Fish Parties have received Two Million Dollars ($2,000,000 US) in such royalties. PSC shall use its best efforts to obtain payment of all Proceeds from the other Patent Licensing Entities. PSC shall pay such royalties to the Fish Parties within thirty

(30) days after the Proceeds have been paid to PSC or otherwise paid or held for the benefit of PSC;

3. "Proceeds" means the gross proceeds of any payment to any and all of the Patent Licensing Entities (whether in kind or otherwise) relating to the Patents, whether in satisfaction of a judgment, in settlement of litigation, for a license or covenant not to sue, or otherwise relating to a resolution of any threat or claim of infringement of any of the Patents, without deduction for any attorneys' fees, expenses, commissions, court costs, or other expenses relating to any effort by any Patent License Entity to license, litigate, or otherwise enforce any of the Patents;

4. PSC shall pay the sum of Fifteen Thousand Dollars ($15,000 US) as a donation in the name of Russell H. Fish III to the following charity organization: Maasai Power and Education Project Inc., 2362 Newhall St., San Jose, CA 85128; and

STIPULATION

The Fish Parties, after providing notice of default to PSC as provided in the Settlement Agreement, may apply to this Court on such shortened notice as the Court permits, by affidavit demonstrating default, for entry of Judgment for the Fish Parties against PSC with respect to PSC's then-outstanding obligations under the Settlement Agreement. PSC consents to entry of such Judgment on showing of default in its performance of these terms.

Entered on this ____ day of ____________________, 2007.

____

UNITED STATES DISTRICT COURT JUDGE

AGREED AS TO FORM AND SUBSTANCE:

For Patriot Scientific Corporation

____

David Pohl

Its: President and CEO

Charles T. Hoge
Kirby Noonan Lance & Hoge, LLP
600 West Broadway, Suite 1100
San Diego, California 92101
Counsel for Patriot Scientific Corporation

For Russell H. Fish III

Russell H. Fish III

For the Fish Family Trust

Robert C. Anderson, as trustee of the Fish Family Trust

Jerry R. Selinger
Morgan Lewis & Bockius
1717 Main St., Suite 3200
Dallas, TX 75202
Counsel for Russell H. Fish III and Robert C. Anderson, as the trustee of the Fish Family Trust

Charles T. Hoge
Kirby Noonan Lance & Hoge, LLP
600 West Broadway, Suite 1100
San Diego, California 92101
Counsel for Patriot Scientific Corporation

For Russell H. Fish III

Russell H. Fish III

For the Fish Family Trust

Robert C. Anderson - TTE

Robert C. Anderson, as trustee of the Fish Family Trust

Jerry R. Selinger

Jerry R. Selinger
Morgan Lewis & Bockius
1717 Main St., Suite 3200
Dallas, TX 75202
Counsel for Russell H. Fish III and Robert C. Anderson, as the trustee of the Fish Family Trust